                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ______________________

                                  FORM 8-K/A


                                Current Report

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported) December 10, 1996



                     EASTERN ENVIRONMENTAL SERVICES, INC.
                     ------------------------------------
                (Exact name of issuer as specified in charter)


    Delaware                      0-16102         59-2840783
 (State or Other Jurisdiction     Commission      (I.R.S. Employer
  or Incorporation or             file number      Identification
  Organization)                                    Number)

              1000 CRAWFORD PLACE, MT. LAUREL, NEW JERSEY  08054
                   (Address of principal executive offices)

                                (609) 235-6009
             (Registrant's telephone number, including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.
----------------------------------------------


     On December 10, 1996, the Registrant consummated the acquisition of R & A Bender, Inc. and certain real estate owned by R & A Bender Property, Ltd., pursuant to the terms of an Agreement for the Sale and Purchase of Stock and Real Estate dated December 2, 1996 and an Escrow Agreement dated December 2, 1996. The parties to the Purchase Agreement and Escrow Agreement were Eastern Environmental Services, Inc.; Richard G Bender, Sr., Alice L. Fields Bender, Richard G. Bender, Jr., Karen L. Bender, Teresa A. Bender Miller, Lynetta K. Bender Mowery, Stephen R. Bender, Jeffrey L. Bender, and Douglas R. Bender (collectively referred to as the "Stockholders"); and R & A Bender Property, Ltd., a Pennsylvania limited partnership ("Partnership"). The Stockholders and Partnership are collectively referred to as the "Sellers." The Sellers are not affiliated with the Registrant nor with any of the Registrant's subsidiaries. The description of the acquisition transaction set forth herein is qualified in its entirety by reference to the Purchase Agreement and Escrow Agreement. The Purchase Agreement and Escrow Agreement are incorporated as Exhibit 10.1 and
Exhibit 10.2, respectively.

     Pursuant to the Purchase Agreement and Escrow Agreement, Registrant purchased all of the outstanding stock of R & A Bender, Inc. and certain real estate owned by R & A Bender Property, Ltd, for total consideration of approximately $17,500,000, including $16,500,000 in cash and 106,667 shares of the Registrant's common stock valued at $9.375 per share (the closing price of the Registrant's common stock on December 2, 1996.) Additionally, on the date of closing the Purchase Agreement, R & A Bender, Inc. had approximately $1,209,000 of outstanding indebtedness. The Shareholders were also issued five year stock warrants for 50,000 shares of the common stock of the Registrant having a per share exercise price equal to the closing price of the Registrant's stock as of December 2, 1996. The acquisition is being accounted for using the "purchase" method of accounting. The Registrant has agreed to register the stock under the Securities Act of 1933 within 120 days of the date of closing.

     The acquisition includes substantially all of the outstanding assets and liabilities relating to the operation of R & A Bender, Inc. The acquired assets, including collection vehicles, containers and a 280-acre tract of real estate, will be used by the Registrant in the waste collection and landfill business. In connection with the acquisition, four of the stockholders were hired by R&A Bender, Inc. to oversee the waste collection and landfill business.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA
          FINANCIAL INFORMATION AND EXHIBITS
          ----------------------------------

(A)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

     R & A BENDER, INC.
     Independent Auditor's Report.
     Balance Sheets as of December 31, 1995 and 1994.
     Statements of Income for the years ended December 31, 1995 and 1994. Statements of Retained Earnings for the years ended December 31, 1995 and
       1994.
     Statements of Cash Flows for the years ended December 31, 1995 and 1994. Notes to Financial Statements.

     Balance Sheet as of September 30, 1996 (Unaudited).
     Statements of Income for the three months and nine months ended September
       30, 1996 (Unaudited).

     Statements of Retained Earnings for the three months and nine months ended
       September 30, 1996 (Unaudited).
     Statements of Cash Flows for the three months and nine months ended
       September 30, 1996 (Unaudited).
     Notes to Financial Statements.

     R & A BENDER PROPERTY, LTD.
     Independent Auditor's Report
     Balance Sheets as of December 31, 1995 and 1994.
     Statements of Income for the years ended December 31, 1995 and 1994. Statements of Changes in Partners' Equity for the years ended December 31,
       1995 and 1994.
     Statements of Cash Flows for the years ended December 31, 1995 and 1994. Notes to Financial Statements.

     Balance Sheet as of September 30, 1996 (Unaudited).
     Statements of Income for the three months and nine months ended September
       30, 1996 (Unaudited).
     Statements of Changes in Partners' Equity for the three months and nine months ended September 30, 1996 (Unaudited).
     Statements of Cash Flows for the three months and nine months ended
       September 30, 1996 (Unaudited).
     Notes to Financial Statements.

(B)  PRO FORMA FINANCIAL INFORMATION

     EASTERN ENVIRONMENTAL SERVICES, INC.
     Pro forma Consolidated Statement of Operations for the year ended June 30,
       1996 (Unaudited).
     Pro forma Consolidated Statement of Operations for the three months ended
       September 30, 1996 (Unaudited).
     Pro forma Consolidated Balance Sheet as of September 30, 1996 (Unaudited).

(C)  EXHIBITS

*10.1 Agreement for the Sale and Purchase of Stock and Real Estate dated December 2, 1996 between Richard G Bender, Sr., Alice L. Fields Bender, Richard G. Bender, Jr., Karen L. Bender, Teresa A. Bender Miller, Lynetta K. Bender Mowery, Stephen R. Bender, Jeffrey L. Bender, Douglas R. Bender, (collectively referred to as the "Stockholders"), and R & A Bender Property, Ltd., a Pennsylvania limited partnership ("Partnership") and Eastern Environmental Services, Inc., a Delaware corporation.

*10.2 Escrow Agreement dated December 2, 1996, between Richard G. Bender, Sr., Alice L. Fields Bender, Richard G. Bender, Jr., Karen L. Bender, Teresa A. Bender Miller, Lynetta K. Bender Mowery, Stephen R. Bender, Jeffrey L. Bender, Douglas R. Bender (collectively the "Stockholders"), R&A Bender Property, Ltd. ("Partnership"), Eastern Environmental Services, Inc. ("Purchaser'), Robert M. Kramer & Associates, P.C. ("RMK") and McNees, Wallace & Nurick ("MWN").

*10.3 Warrant Agreement dated December 2, 1996, between Eastern Environmental Services, Inc. and Karen L. Bender for 8,970 shares (pursuant to instruction 2 to Item 601 of Regulation S-K, the Warrant Agreements, which are substantially identical in all material respects except as to the parties thereto and amount of shares of common stock issuable upon exercise of the warrant, between the Registrant and the following individuals not being filed: Richard G. Bender (3,905 shares), Alice L. Fields (7,380 shares), Richard G. Bender, Jr. (6,660 shares), Teresa A. Bender Miller (2,680 shares), Lynetta K. Bender Mowery (4,475 shares), Stephen R. Bender (6,625 shares), Jeffrey L. Bender (6,625 shares), and Douglas R. Bender (2,680 shares).

23.1      Consent of Boyer & Ritter, CPAs

________________________________________________________________________________

*    Incorporated by reference

                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            EASTERN ENVIRONMENTAL SERVICES, INC.


Date:  July 10, 1997                By:  /s/ Louis D. Paolino, Jr.
                                         ------------------------------
                                             Louis D. Paolino, Jr.
                                             President

                               R & A BENDER, INC.
                                FINANCIAL REPORT
                               DECEMBER 31, 1995

                              CONTENTS


-----------------------------------------------------------------
INDEPENDENT AUDITOR'S REPORT ON
 THE FINANCIAL STATEMENTS                                       1
-----------------------------------------------------------------

FINANCIAL STATEMENTS

 Balance Sheets                                             2 - 3

 Statements of Income                                       4 - 5

 Statements of Retained Earnings                                6

 Statements of Cash Flows                                   7 - 8

 Notes to Financial Statements                             9 - 15

-----------------------------------------------------------------

[LETTERHEAD OF BOYER & RITTER CERTIFIED
PUBLIC ACCOUNTANTS APPEARS HERE]




                          INDEPENDENT AUDITOR'S REPORT


Stockholders
R & A Bender, Inc.
Scotland, Pennsylvania


We have audited the accompanying balance sheets of R & A Bender, Inc., as of December 31, 1995 and 1994, and the related statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the statements referred to above present fairly, in all material respects, the financial position of R & A Bender, Inc., as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years ended in conformity with generally accepted accounting principles.

                                             /s/ BOYER & RITTER


Chambersburg, Pennsylvania
December 27, 1996, except for Note 13
as to which the date is June 23, 1997

R & A BENDER, INC.


BALANCE SHEETS
December 31, 1995 and 1994

ASSETS                                                            1995             1994
-------------------------------------------------------------------------------------------
Current Assets
  Cash and cash equivalents                                $      840,925    $     199,629
  Accounts receivable
    Trade                                                         761,107          755,596
    Affiliate                                                          -            33,425
    Other                                                          31,280           25,940
  Inventories
    Fuel                                                            6,252            5,652
    Heating oil                                                     2,345            5,729
  Prepaid expenses
    Taxes                                                          78,292           64,021
    Insurance                                                     204,607          127,122
    Maintenance contracts                                          17,859           16,650
    Other                                                              -            14,476
                                                           --------------------------------

           Total current assets                                 1,942,667        1,248,240
                                                           --------------------------------

Property, Plant and Equipment                                  15,524,791       14,301,564

Less accumulated depreciation and depletion                   (11,888,496)     (10,087,899)
                                                           --------------------------------
                                                                3,636,295        4,213,665

Construction-in-process and equipment deposits                    240,245          157,987
                                                           --------------------------------
                                                                3,876,540        4,371,652
Other Assets
  Cash surrender value of officers' life insurance - net
   of policy loans 1995 $50,025; 1994 $49,930                     131,026          126,738
  Performance bonds                                               410,692          410,642
  Certificates of deposit - landfill collateral bond            3,091,159        2,678,927
  Maintenance contracts                                            18,266           31,040
  Permits and licenses                                             19,042            2,600
  Routes purchased                                                 96,726           96,726
                                                           --------------------------------
                                                                3,766,911        3,346,673
                                                           --------------------------------
                                                            $   9,586,118    $   8,966,565
                                                           ================================

See Notes to Financial Statements.

LIABILITIES AND STOCKHOLDERS' EQUITY                                   1995             1994
-------------------------------------------------------------------------------------------------
Current Liabilities
  Notes payable                                                 $           -    $       75,000
  Current maturities of long-term debt                               1,312,243          589,127
  Accounts payable
    Trade                                                              194,800          113,552
    Other                                                              202,252           48,867
  Governmental administrative fees and
    surcharges collected                                               122,113          134,806
  Payroll taxes and withholdings                                         8,202           46,926
  Employee uniform deposits and rents withheld                           3,060            4,255
  Deferred revenue                                                     118,091          114,627
  Accrued expenses
    Payroll and payroll taxes                                           56,844           55,883
    Pension plan contributions                                         285,925          350,556
    Taxes                                                               74,751           78,045
    Other                                                                   -             1,334
                                                               ----------------------------------
          Total current liabilities                                  2,378,281        1,612,978
                                                               ----------------------------------

Long-Term Debt - net of current maturities                             183,899        1,145,064
                                                               ----------------------------------

Deferred Closure Fund Liability                                      3,403,716        2,613,654
                                                               ----------------------------------


Stockholders' Equity
  Common stock - Class A - Voting; par value - $1 per share;
    authorized - 25,000 shares; issued and
    outstanding - 5,000 shares                                           5,000            5,000
  Common stock - Class B - Non-Voting; par value -
    $1 per share; authorized - 25,000 shares; issued
    and outstanding - 16,000 shares                                     16,000           16,000
  Capital in excess of par value                                        19,000           19,000
  Retained earnings                                                  3,580,222        3,554,869
                                                               ----------------------------------
                                                                     3,620,222        3,594,869
                                                               ----------------------------------
                                                                $    9,586,118   $    8,966,565
                                                               ==================================

R & A BENDER, INC.


STATEMENTS OF INCOME
Years Ended December 31, 1995 and 1994


                                                                 1995          1994
----------------------------------------------------------------------------------------
Operating Revenues
  Fees and other operating revenues                        $  9,087,861    $ 8,658,081
  Less customer refunds and discounts                          (210,065)      (193,843)
                                                          ------------------------------
           Operating revenues - net                           8,877,796      8,464,238
                                                          ------------------------------

Operating Expenses
  Advertising                                                    17,946         19,608
  Bad debt and collection                                         4,627         19,323
  Bank fees and service charges                                  27,713         24,702
  Computer                                                       13,975         12,233
  Closure fund                                                  790,062        438,756
  Contributions                                                   6,730          6,779
  Depreciation                                                  839,321        771,991
  Depletion                                                     841,597        615,747
  Dues and subscriptions                                         10,527         16,268
  Employee benefit programs                                      40,216         19,430
  Freight                                                           764            866
  Gas and oil                                                   292,204        279,787
  Insurance
    Health, life, and disability                                236,675        177,221
    Other                                                       408,204        395,119
  Landfill testing and monitoring                                74,763         51,291
  Leachate treatment                                            237,928        161,543
  Miscellaneous                                                   5,407          2,763
  Office, postage, and printing                                  97,913         87,664
  Parts and repairs                                             467,692        536,049
  Pension
    Administration                                               19,755         18,273
    Contributions                                               285,925        350,556
  Permits and licenses                                           31,610         31,752
  Professional fees                                             106,567        107,693
  Recycling disposal                                                793          6,494

                                  (Continued)

R & A BENDER, INC.

Years Ended December 31, 1995 and 1994


                                               1995           1994
---------------------------------------------------------------------
Operating Expenses (Continued)
 Rent and royalties                            588,778       569,253
 Safety and compliance                          12,257         3,050
 Salaries and wages                          2,245,424     2,116,540
 Seeds and plants                               42,014        51,265
 Small tools and supplies                      247,477       211,957
 Surcharges                                    141,843       145,684
 Taxes
  Capital stock                                 71,059        99,306
  Payroll                                      157,448       153,975
  Use                                           11,214        12,778
  Other                                         45,153        43,718
 Temporary drivers and other personnel           4,168        17,838
 Tipping fees                                   48,886        42,695
 Tires and tubes                               195,010       215,792
 Trash relocation                                3,148        10,388
 Travel and meals                               17,418        16,849
 Uniforms                                       19,305        18,914
 Utilities and telephone                        61,882        60,037
 Waste oil disposal fees                         4,842         5,779
                                           --------------------------
     Total operating expenses                8,776,240     7,947,726
                                           --------------------------

     Operating income                          101,556       516,512

Interest Income (Expense) - Net                 69,571       (56,504)

Other Income (Expense) - Net                    60,300       (21,131)
                                           --------------------------
     Net income                            $   231,427   $   438,877
                                           ==========================

See Notes to Financial Statements.

R & A BENDER, INC.


STATEMENTS OF RETAINED EARNINGS
Years Ended December 31, 1995 and 1994


                                                1995           1994
----------------------------------------------------------------------
Retained Earnings:
 Beginning                                 $ 3,554,869    $ 3,615,079

 Net Income                                    231,427        438,877

 Distributions to stockholders                (206,074)      (499,087)
                                           ---------------------------

 Ending                                    $ 3,580,222    $ 3,554,869
                                           ===========================

See Notes to Financial Statements.

R & A BENDER, INC.


STATEMENTS OF CASH FLOWS
Years Ended December 31, 1995 and 1994


                                                1995           1994
----------------------------------------------------------------------
Cash Flows From Operating Activities
 Net income                               $    231,427    $   438,877
 Adjustments to reconcile net income to
  net cash provided by operating
  activities
  Depreciation                               1,001,084        771,991
  Depletion                                    841,597        615,747
  Closure fund expense                         790,062        438,756
  (Gain) loss on disposition of property,
   plant and equipment                         (81,156)        17,290
  Changes in assets and liabilities:
   (Increase) decrease in:
    Accounts receivable                         22,574       (147,866)
    Inventories                                  2,784             35
    Prepaid expenses                           (65,715)        12,851
    Performance bonds                              (50)       225,652
    Certificates of deposit - landfill
     collateral bond                          (412,232)      (412,232)
    Permits and licenses                       (16,442)        (2,600)
   (Decrease) increase in:
    Accounts payable                           234,633        (56,165)
    Governmental administrative fees
     and surcharges collected                  (12,693)        33,073
    Payroll taxes and withholdings             (38,724)        39,309
    Employee uniform deposits and rents
     withheld                                   (1,195)         2,145
    Deferred revenue                             3,464        (29,936)
    Accrued expenses                           (68,298)       (13,249)
                                          ----------------------------
     Net cash provided by operating
      activities                             2,431,120      1,933,678
                                          ----------------------------

                                  (Continued)

R & A BENDER, INC.

Years Ended December 31, 1995 and 1994


                                                      1995            1994
------------------------------------------------------------------------------
Cash Flows From Investing Activities
 Proceeds from sale of property, plant
  and equipment                                       146,002          20,454
 Purchases of property, plant and equipment        (1,330,157)     (2,042,629)
 (Increase) decrease in construction-in-process
  and equipment deposits - net                        (82,258)        176,090
 (Increase) decrease in cash surrender value of
  officers' life insurance                             (4,288)        128,550
                                                 -----------------------------
     Net cash used in investing activities         (1,270,701)     (1,717,535)
                                                 -----------------------------

Cash Flows From Financing Activities
 Net repayments under short-term financing
  arrangements                                        (75,000)       (490,000)
 Proceeds from issuance of long-term debt             627,199       1,407,510
 Repayments of long-term debt                        (865,248)       (612,540)
 Distributions to stockholders                       (206,074)       (499,087)
                                                 -----------------------------
     Net cash used in financing activities           (519,123)       (194,117)
                                                 -----------------------------

     Net increase in cash and cash equivalents        641,296          22,026

Cash and Cash Equivalents:
 Beginning                                            199,629         177,603
                                                 -----------------------------
 Ending                                          $    840,925    $    199,629
                                                 =============================

See Notes to Financial Statements.

R & A BENDER, INC.


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


Note 1.  Nature of Business and Significant Accounting Policies


Nature of Business:  The Company operates in the landfill and waste management
------------------
industry, and consequently, its operations are subject to environmental legislation and regulations and to certain industrial and governmental bidding requirements.

Use of Estimates:  The preparation of financial statements requires management
----------------
to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Bad Debts:  The Company expenses past-due accounts receivable when, in
---------
management's opinion, the Company no longer has any possibility of collection; recoveries of accounts previously written off are offset with bad debts expense in the year recovered (direct write-off method). Potential uncollectible accounts receivable at year-end are considered immaterial to total accounts receivable; therefore, an allowance for such losses has not been established.

Depreciation and Depletion:  Property, plant and equipment are stated at cost.
--------------------------
Depreciation is provided in accordance with straight-line and accelerated methods. Depletion of landfill sites is determined by applying the cost per ton of capacity to the capacity utilized during specific periods of sites' operations. As capacity utilization is generally determined by periodic engineering studies, it is reasonably possible that this estimate may change materially in the near term.

Routes Purchased:  Management believes that routes purchased are characterized
----------------
by indefinite economic lives; therefore, their costs are not charged to operations through amortization or depreciation.

Closure Fund Expense:  Closure fund expense represents a periodic charge to
--------------------
operations reflecting utilization of a site's landfill capacity. This utilization is the product of an estimate of the future cost to close a site and utilization of a site's capacity measured in total tons of capacity consumed through the most recent accounting period. As capacity utilization is generally determined by periodic engineering studies, it is reasonably possible that this estimate may change materially in the near term.

Income Taxes:  The Company has elected Federal and state taxation as a
------------
Subchapter "S" Corporation; consequently, the accompanying financial statements do not reflect Federal and state income taxes because responsibility for payment of said taxes belongs to the Company's shareholders.

Cash Equivalents:  For purposes of the statements of cash flows, the Company
----------------
considers all highly-liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Advertising:  The cost of advertising is expensed in the year incurred.
-----------

R & A BENDER, INC.


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


Note 2.   Cash

All deposits are maintained in two financial institutions and are presented at carrying amounts in the accompanying balance sheets. Bank balances exceeded FDIC-insurable limits by $41,250 and $29,802 at December 31, 1995 and 1994, respectively.


Note 3.   Property, Plant and Equipment

Property, plant and equipment consists of the following components:

                                                       1995             1994
--------------------------------------------------------------------------------
Land improvements                                $      9,810     $      9,810
Buildings                                              37,054           37,054
Leasehold improvements                                174,119          168,167
Furniture and fixtures                                295,983          260,028
Equipment                                           3,762,995        3,493,330
Vehicles                                            6,770,216        5,855,861
Breeding stock                                         34,100           36,800
Landfill expansion                                  4,440,514        4,440,514
                                                --------------------------------
                                                 $ 15,524,791     $ 14,301,564
                                                ================================

Note 4.   Loans on Officers' Life Insurance Policies

The loans on the cash surrender value of officers' life insurance have been applied as a reduction in the cash surrender value. Interest accrues annually at 6.00%; repayment of loan principal is made at the Company's option. See Note 14.

R & A BENDER, INC.


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


Note 5.   Notes Payable

The following is an analysis of notes payable by lender:

                 Lender                   Interest Rate             1995            1994
----------------------------------------------------------------------------------------------
Farmers & Merchants Trust Company       (A) Prime + 1-1/4%     $       --      $        --
Orrstown Bank                           (B) Prime + 1/2%               --             75,000
                                                              --------------------------------
                                                               $       --      $      75,000
                                                              ================================

(A) The Company established an unsecured line-of-credit with Farmers & Merchants Trust Company in the amount of $400,000. Renewal is scheduled for June 1996.

(B) The Company established an unsecured line-of-credit with Orrstown Bank in the amount of $500,000. Renewal is scheduled for May 1996.


Note 6.   Long-Term Debt

The following is an analysis of long-term debt by lender:

               Lender                          Interest Rate          1995           1994
----------------------------------------------------------------------------------------------
Associates Commercial Corporation          (A)     9.767%     $      84,184    $   160,350
The CIT Group/Equipment Financing Inc.     (A)     9.750%              --            3,761
The CIT Group/Equipment Financing Inc.     (A)     9.500%           112,472           --
The CIT Group/Equipment Financing Inc.     (A)     8.150%           285,129        417,178
The CIT Group/Equipment Financing Inc.     (A)     7.100%              --           26,054
The CIT Group/Equipment Financing Inc.     (A)     8.750%            40,394        105,036
KDC Financial                              (A)     3.900%           333,759           --
Farmers & Merchants Trust Company          (B)     9.750%             7,500         12,500
Farmers & Merchants Trust Company          (C)    10.000%           117,704        398,312
Stockholders                               (D)     8.000%           515,000        611,000
                                                             -------------------------------
                                                                  1,496,142      1,734,191
Less current maturities                                          (1,312,243)      (589,127)
                                                             -------------------------------

Long-Term Debt - Net of Current Maturities                    $     183,899    $ 1,145,064
                                                             ===============================

R & A BENDER, INC.


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


Note 6.   Long-Term Debt (Continued)

(A) Equipment secures these loans which require monthly payments of $67,837, including interest.

(B) This bond financing agreement requires ten (l0) monthly installments of $7,500, excluding interest.

(C) This mortgage, secured by real estate, requires monthly payments of $23,384, excluding interest.

(D) These notes were satisfied in December 1996. Related 1995 and 1994 interest expense incurred and paid was $46,447 and $48,880, respectively.

The following schedule presents future minimum principal payments required by year and in the aggregate at December 31, 1995:


 Year                                                                Amount
--------------------------------------------------------------------------------
 1996                                                           $    1,312,243
 1997                                                                  183,899
                                                               -----------------
                                                                $    1,496,142
                                                               =================


Note 7.   Leasing Arrangements

Real Estate:  The Company leases land, buildings, and storage and office
-----------
facilities from Richard G. Bender, Sr., President; his wife, Alice F. Bender; and R & A Bender Property, Limited, a Pennsylvania limited partnership of which ninety-eight (98) percent is owned by Mr. and Mrs. Bender. See Note 14. 1995 and 1994 rent expense under these year-to-year arrangements was $214,822.

Landfill Operations:  The Company pays landfill royalties to R & A Bender
-------------------
Property, Limited under a year-to-year agreement. See Note 14. 1995 and 1994 royalty expense was $368,568, and $354,279, respectively.

R & A BENDER, INC.


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


Note 7.   Leasing  Arrangements  (Continued)

The Company also maintains a sanitary landfill lease with an independent lessor. Details of the lease follow:


                                                   Life of Lease
                Acreage Use at        Rent          Earlier of          Renegotiations of Rent
 Date            Any One Time       Per Acre    Years    Acres Used            Per Acre
--------------------------------------------------------------------------------------------------
 10/72               5            $   1,250       35        50          Within first five years

During 1995 and 1994, no rental expense was incurred or paid with respect to the foregoing landfill lease.


Note 8.   Pension Plans

Money-Purchase:  The Company has a contributory pension plan that covers all
--------------
employees who have completed one year of service and have attained 21 years of age. The Company contributes annually 5.70% of eligible employees' earnings in excess of the social security integration level and 5.70% of eligible employees' total compensation. 1995 and 1994 pension expense under this plan was $102,768 and $95,930, respectively. See Note 14.

Profit-Sharing:  The Company has a profit-sharing plan that covers all employees
--------------
who have completed one year of service and have attained 21 years of age. Contributions to the plan are based on a formula and are contingent upon the attainment of certain levels of earnings as defined in the agreement. 1995 and 1994 contributions to the plan were $183,157 and $254,626, respectively. See
Note 14.


Note 9.   Interest Expense

Total 1995 and 1994 interest cost incurred, paid, and charged to expense was $140,576 and $152,614, respectively.

R & A BENDER, INC.


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


Note 10.  Collateral Bond


The Commonwealth of Pennsylvania, Department of Environmental Resources (D.E.R.) requires a landfill operation to provide bonding for operation and closure of a permitted landfill facility within the Commonwealth. For purposes of securing the bond obligation, the schedule of collateral to be deposited is as follows:


Date                                                                   Amount
--------------------------------------------------------------------------------
Principal to April 6, 1990                                        $     30,000
April 6, 1990                                                        1,344,106
April 6, 1991 - 2000 (l0 years)                                        412,232

The initial and subsequent deposits of collateral of $3,435,266 were made with irrevocable standby letters-of-credit issued by Farmers & Merchants Trust Company and secured by the Company's certificates of deposit of $3,091,159. The standby letters-of-credit are pledged and assigned to D.E.R. free and clear of rights and claims as instructed by the agreement.


Note 11.  Statement of Cash Flows Information

Non-cash investing and financing activities:  During 1994, the Company purchased
-------------------------------------------
landfill equipment under a capital lease valued at $430,610. In the accompanying balance sheet, the equipment is a component of property, plant and equipment, and the capital lease obligation is a component of current maturities of long-term debt and long-term debt - net of current maturities. The lease requires thirty-six (36) installments of $13,432, including interest, through November 22, 1997. Accumulated amortization on this leased property at December 31, 1995 and 1994, approximates $109,000 and $14,000 respectively.


Note 12.  Reclassifications

Certain 1994 balances have been reclassified to conform with 1995 presentations.

R & A BENDER, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


Note 13:


During 1995 and 1994, approximately 25% and 21%, respectively, of the Company's fees and other operating revenue were attributable to one customer.


Note 14.  Subsequent Events


Spin-Off of Non-Core Business
-----------------------------

On November 27, 1996, certain assets and related liabilities of the Company's non-core business were transferred to R.G. Bender Enterprises, Inc., a newly-formed Pennsylvania corporation, in exchange for all of the stock of the newly-formed corporation. Subsequently, all of the stock of this wholly-owned subsidiary was distributed by the Company to its President in exchange for 1,352 shares of the Company's Class B non-voting common stock held by that officer. The fair market value of the assets and liabilities distributed was $918,775.

Other Capital Changes
---------------------

On November 27, 1996, certain insurance policies owned by the Company on the lives of certain of its shareholders were distributed to said shareholders in exchange for 133 shares of the Company's Class B non-voting common stock. The value of the policies distributed, net of policy loans, was $90,030. See Note 4.

Termination of Certain Real Estate Leases
-----------------------------------------

In conjunction with the spin-off of the Company's non-core business, certain real estate leases between the Company as lessee and the Company's President and his spouse as lessors were terminated. These leases are more fully described in
Note 7.

In conjunction with the sale of real estate by R & A Bender Property, Limited, landlord, on December 10, 1996, certain real estate leases involving landfill site and shop facilities were terminated between the Company as lessee and the landlord. These leases are more fully described in Note 7. Simultaneously, a new five-year lease was negotiated between the Partnership, as lessor, and R & A Bender, Inc., as lessee, involving a certain parcel of real estate and appurtenant garage, furnace room, and parking facilities. This lease requires annual rental payments of $80,000, and after the initial term, it is renewable monthly under like conditions.

Termination of Money-Purchase Pension and Profit-Sharing Plans
--------------------------------------------------------------

Effective June 22, 1996, benefit accruals were frozen under the Company's money-purchase pension plan, and corporate contributions thereto ceased. The plan administrator determined that participants' compensation subsequent to June 22, 1996, would be disregarded for benefit accrual calculations; however, hours of service for determining participants' levels of vesting and entitlement would be credited through December 31, 1996. Effective January 1, 1997, this plan was to be merged with the Company's profit-sharing plan; however, by virtue of a resolution dated December 7, 1996, both plans were terminated on December 31, 1996.

R & A BENDER, INC.


BALANCE SHEET
September 30, 1996

ASSETS
--------------------------------------------------------------------------------
Current Assets
 Cash and cash equivalents                                      $    1,742,824
 Accounts receivable
  Trade                                                                740,006
  Other                                                                 47,271
 Inventories
  Fuel                                                                   8,948
  Heating oil                                                           13,908
 Prepaid expenses
  Taxes                                                                 62,997
  Insurance                                                             78,576
  Maintenance contracts                                                 18,945
                                                                ----------------

     Total current assets                                            2,713,475
                                                                ----------------

Property, Plant and Equipment                                       17,324,014
 Less accumulated depreciation and depletion                       (12,239,667)
                                                                ----------------
                                                                     5,084,347

Other Assets
 Cash surrender value of officers' life insurance - net of
  policy loans of $50,025                                              131,026
 Performance bonds                                                     138,261
 Bid bonds                                                              10,000
 Cash on deposit - landfill collateral bond                          1,517,500
 Maintenance contracts                                                   9,385
 Permits and licenses                                                   25,150
 Routes purchased                                                       96,726
                                                                ----------------
                                                                     1,928,048
                                                                ----------------
                                                                $    9,725,870
                                                                ================

See Notes to Financial Statements


LIABILITIES AND STOCKHOLDERS' EQUITY
--------------------------------------------------------------------------------
Current Liabilities
 Current maturities of long-term debt                           $      993,820
 Accounts payable
  Trade                                                                163,932
  Other                                                                 31,872
 Governmental administrative fees and surcharges collected             139,383
 Payroll taxes and withholdings                                          3,594
 Employee uniform deposits and rents withheld                            6,820
 Accrued expenses
  Payroll and payroll taxes                                            108,123
  Pension plan contributions                                           247,611
  Taxes                                                                 54,000
  Other                                                                262,051
                                                                ----------------
     Total current liabilities                                       2,011,206
                                                                ----------------

Long-Term Debt - net of current maturities                              97,395
                                                                ----------------

Deferred Closure Fund Liability                                      3,686,427
                                                                ----------------

Stockholders' Equity
 Common stock - Class A - Voting; par value - $1 per share;
  authorized - 25,000 shares; issued and outstanding -
  5,000 shares                                                           5,000
 Common stock - Class B - Non-Voting; par value - $1 per share;
  authorized - 25,000 shares; issued and outstanding -
  16,000 shares                                                         16,000
 Capital in excess of par value                                         19,000
 Retained earnings                                                   3,890,842
                                                                ----------------
                                                                     3,930,842
                                                                ----------------
                                                                $    9,725,870
                                                                ================

R & A BENDER, INC.


STATEMENTS OF INCOME
Three Months and Nine Months Ended September 30, 1996

                                             Three Months        Nine Months
                                                Ended               Ended
                                            Sept. 30, 1996      Sept. 30, 1996
--------------------------------------------------------------------------------
Operating Revenues
 Fees and other operating revenues        $      2,220,229    $      6,438,088

 Less customer refunds and discounts               (53,759)           (159,969)
                                          --------------------------------------
     Operating revenues - net                    2,166,470           6,278,119
                                          --------------------------------------

Operating Expenses
 Advertising                                         4,268              10,524
 Bank fees and service charges                       3,431               8,774
 Bonding                                            23,069              37,668
 Computer                                            5,205              18,575
 Closure fund                                       99,426             282,711
 Contributions                                         510               1,083
 Depreciation                                      177,506             558,133
 Depletion                                         105,914             301,158
 Dues and subscriptions                              1,260              10,541
 Employee benefit programs                           2,605               8,311
 Freight                                               157                 975
 Gas and oil                                        89,695             251,948
 Insurance
  Health, life, and disability                      57,062             180,567
  Other                                            101,429             288,015
 Landfill testing and monitoring                    36,778              59,292
 Leachate treatment                                  8,385             102,025
 Miscellaneous                                       1,040               7,135
 Office, postage, and printing                      23,490              63,701
 Parts and repairs                                 185,751             644,979
 Pension
  Administration                                     3,060              19,771
  Contributions                                     68,500             247,611
 Permits and licenses                                2,240              26,729
 Professional fees                                  56,181             198,869
 Recycling disposal                                    309               3,613

                                  (Continued)

R & A BENDER, INC.

Three Months and Nine Months Ended September 30, 1996

                                             Three Months        Nine Months
                                                Ended               Ended
                                            Sept. 30, 1996      Sept. 30, 1996
--------------------------------------------------------------------------------
Operating Expenses (Continued)
 Rent and royalties                                130,065             403,887
 Safety and compliance                               2,190               5,161
 Salaries and wages                                553,830           1,614,691
 Seeds and plants                                   16,018              55,308
 Small tools and supplies                           46,947             160,755
 Surcharges                                         53,000             126,914
 Taxes
  Capital stock                                     18,000              54,000
  Payroll                                           31,672             119,550
  Use                                                4,087              17,758
  Other                                              9,766              27,595
 Temporary drivers and other personnel                 567               1,428
 Tipping fees                                       14,908              40,098
 Tires and tubes                                    42,748             158,701
 Travel and meals                                    3,126               9,236
 Uniforms                                            5,658              16,653
 Utilities and telephone                            16,386              63,325
 Waste oil disposal fees                             1,389               4,166
                                          --------------------------------------
     Total operating expenses                    2,007,628           6,211,934
                                          --------------------------------------

     Operating income                              158,842              66,185

Interest  Income - Net                              23,497              88,484

Other Income - Net                                 201,436             250,054
                                          --------------------------------------
     Net income                           $        383,775    $        404,723
                                          ======================================

See Notes to Financial Statements

 R & A BENDER, INC.


STATEMENTS OF RETAINED EARNINGS
Three Months and Nine Months Ended September 30, 1996

                                             Three Months        Nine Months
                                                Ended               Ended
                                            Sept. 30, 1996      Sept. 30, 1996
--------------------------------------------------------------------------------
Retained Earnings:
 Beginning                                $      3,529,834    $      3,580,222

 Net income                                        383,775             404,723

 Distributions to stockholders                     (22,767)            (94,103)
                                          --------------------------------------

 Ending                                   $      3,890,842    $      3,890,842
                                          ======================================

See Notes to Financial Statements

R & A BENDER, INC.


STATEMENTS OF CASH FLOWS
Three Months and Nine Months Ended September 30, 1996

                                             Three Months        Nine Months
                                                Ended               Ended
                                            Sept. 30, 1996      Sept. 30, 1996
--------------------------------------------------------------------------------
Cash Flows From Operating Activities
 Net income                               $        383,775    $        404,723
 Adjustments to reconcile net
  income to net cash
  provided by operating activities
  Depreciation                                     177,506             558,133
  Depletion                                        105,914             301,158
  Closure fund expense                              99,426             282,711
  Gain on disposition of                          (225,772)           (225,772)
   property, plant and equipment
  Changes in assets and
   liabilities:
   (Increase) decrease in:
    Accounts receivable                             81,745               5,110
    Inventories                                     19,529             (14,259)
    Prepaid expenses                                12,926             149,121
    Performance bonds                               25,000             272,431
    Bid bonds                                                          (10,000)
    Certificates of deposit -                       12,500           3,073,659
     landfill collateral bond
    Permits and licenses                                                (6,108)
   (Decrease) increase in:
    Accounts payable                               (53,328)           (201,248)
    Governmental administrative                     20,594              17,270
     fees and surcharges
    Payroll taxes and withholdings                  (1,149)             (4,608)
    Employee uniform deposits                       (2,015)              3,760
     and rents withheld
    Deferred revenue                              (126,888)           (118,091)
    Accrued expenses                               198,696             254,265
                                          --------------------------------------
     Net cash provided by
       operating activities                        728,459           4,742,255
                                          --------------------------------------

                                  (Continued)

R & A BENDER, INC.

Three Months and Nine Months Ended September 30, 1996

                                                         Three Months                     Nine Months
                                                            Ended                            Ended
                                                        Sept. 30, 1996                  Sept. 30, 1996
--------------------------------------------------------------------------------------------------------
Cash Flows From Investing Activities
 Proceeds from sale of property, plant and equipment           290,000                         291,000
 Purchases of property, plant and equipment                 (1,338,340)                     (2,132,326)
                                                        ------------------------------------------------
         Net cash used in investing activities              (1,048,340)                     (1,841,326)
                                                        ------------------------------------------------

Cash Flows From Financing Activities
 Proceeds from issuance of long-term debt                      147,687                         292,687
 Repayments of long-term debt                                 (189,747)                       (697,614)
 Distributions to stockholders                                 (22,767)                        (94,103)
                                                        ------------------------------------------------
         Net cash used in financing activities                 (64,827)                       (499,030)
                                                        ------------------------------------------------

         Net increase (decrease) in cash
          and cash equivalents                                (384,708)                      2,401,899

Cash and Cash Equivalents:
 Beginning                                                   3,627,532                         840,925
                                                        ------------------------------------------------
 Ending                                                   $  3,242,824                $      3,242,824
                                                        ================================================

See Notes to Financial Statements

R & A BENDER, INC.


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 1.   Nature of Business and Significant Accounting Policies


Nature of Business:  The Company operates in the landfill and waste management
------------------
industry, and consequently, its operations are subject to environmental legislation and regulations and to certain industrial and governmental bidding requirements.

Use of Estimates:  The preparation of financial statements requires management
----------------
to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Bad Debts:  The Company expenses past-due accounts receivable when, in
---------
management's opinion, the Company no longer has any possibility of collection; recoveries of accounts previously written off are offset with bad debts expense in the year recovered (direct write-off method). Potential uncollectible accounts receivable at year-end are considered immaterial to total accounts receivable; therefore, an allowance for such losses has not been established.

Depreciation and Depletion:  Property, plant and equipment are stated at cost.
--------------------------
Depreciation is provided in accordance with straight-line and accelerated methods. Depletion of landfill sites is determined by applying the cost per ton of capacity to the capacity utilized during specific periods of sites' operations. As capacity utilization is generally determined by periodic engineering studies, it is reasonably possible that this esimate may change materially in the near term.

Routes Purchased:  Management believes that routes purchased are characterized
----------------
by indefinite economic lives; therefore, their costs are not charged to operations through amortization or depreciation.

Closure Fund Expense:  Closure fund expense represents a periodic charge to
--------------------
operations reflecting utilization of a site's landfill capacity. This utilization is the product of an estimate of the future cost to close a site and utilization of a site's capacity measured in total tons of capacity consumed through the most recent accounting period. As capacity utilization is generally determined by periodic engineering studies, it is reasonably possible that this estimate may change materially in the near term.

Income Taxes:  The Company has elected Federal and state taxation as a
------------
Subchapter "S" Corporation; consequently, the accompanying financial statements do not reflect Federal and state income taxes because responsibility for payment of said taxes belongs to the Company's shareholders.

Cash Equivalents:  For purposes of the statement of cash flows, the Company
----------------
considers all highly-liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Advertising Costs:  The cost of advertising is expensed in the year incurred.
-----------------

R & A BENDER, INC.


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
Note 2.   Cash


All deposits are maintained in two financial institutions and are presented at carrying amounts in the accompanying balance sheet. Bank balances exceeded FDIC-insurable limits by $3,047,175 at September 30, 1996.



Note 3.   Property, Plant and Equipment

Property, plant and equipment consists of the following components:

                                                                      Amount
--------------------------------------------------------------------------------
Land improvements                                               $       9,810
Buildings                                                              37,054
Leasehold improvements                                                174,119
Furniture and fixtures                                                287,744
Equipment                                                           3,938,482
Vehicles                                                            6,278,352
Breeding stock                                                         34,100
Landfill expansion                                                  6,564,353
                                                                ----------------
                                                                 $ 17,324,014
                                                                ================

Note 4.   Loans on Officers' Life Insurance Policies


The loans on the cash surrender value of officers' life insurance have been applied as a reduction in the cash surrender value. Interest accrues annually at 6.00%; repayment of loan principal is made at the Company's option. See Note 11.

R & A BENDER, INC.


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 5.   Lines-of-Credit

The Company established an unsecured line-of-credit with Farmers & Merchants Trust Company in the amount of $400,000. Renewal is scheduled for June 1997. Interest is computed at Prime plus 1-1/4%. There were no borrowings against this line at September 30, 1996.

The Company established an unsecured line-of-credit with Orrstown Bank in the amount of $500,000. Renewal is scheduled for May 1997. Interest is computed at Prime plus l/2%. There were no borrowings against this line at September 30, 1996.


Note 6.   Long-Term Debt


The following is an analysis of long-term debt by lender:

Lender                                         Interest Rate        Amount
--------------------------------------------------------------------------------
Associates Commercial Corporation           (A)          9.767%  $     21,820
The CIT Group/Equipment Financing Inc.      (A)          9.500%        54,808
The CIT Group/Equipment Financing Inc.      (A)          8.150%       178,811
The CIT Group/Equipment Financing Inc.      (A)          8.500%       142,020
KDC Financial                               (A)          3.900%        33,756
Stockholders                                (B)          8.000%       660,000
                                                                  --------------
                                                                    1,091,215
Less current maturities                                              (993,820)
                                                                  --------------

Long-Term Debt - Net of Current Maturities                        $    97,395
                                                                  ==============

R & A BENDER, INC.


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 6.       Long-Term Debt (Continued)

(A) Equipment secures these loans which require monthly payments of $68,610, including interest.
(B) These notes were satisfied in December 1996. Related interest expense incurred for the three months and nine months ended September 30, 1996 was $13,200 and $39,600, respectively.

The following schedule presents future minimum principal payments required by year and in the aggregate at September 30, 1996:

Year                                                                  Amount
--------------------------------------------------------------------------------
 1997                                                            $    993,820
 1998                                                                  97,395
                                                                 ---------------
                                                                 $  1,091,215
                                                                 ===============

Note 7.   Leasing Arrangements


Operating

Real Estate:  The Company leases land, buildings, and storage and office
-----------
facilities from Richard G. Bender, Sr., President; his wife, Alice F. Bender; and R & A Bender Property, Limited, a Pennsylvania limited partnership of which ninety-eight (98) percent is owned by Mr. and Mrs. Bender. See Note 11. Rent expense under these year-to-year arrangements was $53,321 and $161,116 for the three months and nine months ended September 30, 1996, respectively.

Landfill Operations:  The Company pays landfill royalties to R & A Bender
-------------------
Property, Limited under a year-to-year agreement. See Note 11. Royalty expense was $76,744 and $218,217 for the three months and nine months ended September 30, 1996, respectively.

R & A BENDER, INC.


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 7.    Leasing Arrangements (Continued)

Operating  (Continued)

Equipment:  The Company leases certain transportation and landfill equipment
---------
under various operating leases which require a cumulative monthly payment of $33,980. Related rent expense for the three months and nine months ended September 30, 1996, was $103,061 and $124,461, respectively. The following is a tabular presentation of the Company's future minimum annual rental payments required under these leases which have noncancelable lease terms in excess of one year at September 30, 1996.


Year                                                                  Amount
--------------------------------------------------------------------------------
1997                                                             $    407,760
1998                                                                  407,760
1999                                                                  317,539
2000                                                                   51,360
2001                                                                   17,120
                                                                 ---------------
                                                                 $  1,201,539
                                                                 ===============

The Company also maintains a sanitary landfill lease with an independent lessor. Details of the lease follow:

                                              Life of Lease
              Acreage Use at      Rent         Earlier of           Renegotiations of Rent
Date          Any One Time      Per Acre    Years   Acres Used             Per Acre
--------------------------------------------------------------------------------------------
 10/72            5           $  1,250       35       50            Within first five years

During the three months and nine months ended September 30, 1996, no rental expense was incurred or paid with respect to the foregoing landfill lease.

Capital

The Company leases landfill equipment valued at $430,610, under a capital lease which requires thirty-six monthly installments of $13,432, including interest, through November 22, 1997. The equipment is a component of property, plant and equipment in the accompanying balance sheet, and the capital lease obligation is a component of current maturities of long-term debt and long-term debt-net of current maturities. Accumulated amortization on this leased property at September 30, 1996, approximates $181,000.

R & A BENDER, INC.


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 8.   Pension Plans


Money-Purchase:  The Company maintains a contributory pension plan that covers
--------------
all employees who have completed one year of service and have attained 21 years of age. See Note 11. The Company contributes annually 5.70% of eligible employees' earnings in excess of the social security integration level and 5.70% of eligible employees' total compensation. Pension expense incurred under this plan for the three months and nine months ended September 30, 1996, was $-0- and $45,000, respectively.

Profit-Sharing:  The Company has a profit-sharing plan that covers all employees
--------------
who have completed one year of service and have attained 21 years of age. See
Note 11. Contributions to the plan are based on a formula and are contingent upon the attainment of certain levels of earnings as defined in the agreement. Contributions to the plan were $68,500 and $202,611 for the three months and nine months ended September 30, 1996.


Note 9.   Interest Expense


Total interest cost incurred, paid, and charged to expense was $20,311 and $68,706 for the three months and nine months ended September 30, 1996.


Note 10.  Bonding Arrangements


Applicable Federal, state, and local laws require maintenance of certain closure, post-closure, performance, surety, and financial assurance bonds. Consequently, effective May 17, 1996, the Company and two affiliates, R & A Bender Property, Limited, and R & A Bender Sanitary Landfill, Inc., entered into a bonding agreement with Evergreen National Indemnity Company. In accordance with the bonding agreement, the Company will deposit with Farmers & Merchants Trust Company, escrow agent under an agreement dated September 1996, a minimum collateral value based upon an estimated closure and post-closure cost of $5,200,000. Depository requirements mandate an initial deposit of $1,500,000, and ten annual installments of $45,000. Interest on the initial and annual installments will be computed at an annual rate of 6.00%, compounded annually. If the ratio of closure to post-closure cost changes materially, depository requirements will be adjusted accordingly.

R & A BENDER, INC.


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 11.  Subsequent Events


Spin-Off of Non-Core Business
-----------------------------

On November 27, 1996, certain assets and related liabilities of the Company's non-core business were transferred to R.G. Bender Enterprises, Inc., a newly-formed Pennsylvania corporation, in exchange for all of the stock of the newly-formed corporation. Subsequently, all of the stock of this wholly-owned subsidiary was distributed by the Company to its President in exchange for 1,352 shares of the Company's Class B non-voting common stock held by that officer. The fair market value of the assets and liabilities distributed was $918,775.

Other Capital Changes
---------------------

On November 27, 1996, certain insurance policies owned by the Company on the lives of certain of its shareholders were distributed to said shareholders in exchange for 133 shares of the Company's Class B non-voting common stock. The value of the policies distributed, net of policy loans, was $90,030. See Note 4.

Termination of Certain Real Estate Leases
-----------------------------------------

In conjunction with the spin-off of the Company's non-core business, certain real estate leases between the Company as lessee and the Company's President and his spouse as lessors were terminated. These leases are more fully described in
Note 7.

In conjunction with the sale of real estate by R & A Bender Property, Limited, landlord, on December 10, 1996, certain real estate leases involving landfill site and shop facilities were terminated between the Company as lessee and the landlord. These leases are more fully described in Note 7. Simultaneously, a new five-year lease was negotiated between the Partnership, as lessor, and R & A Bender, Inc., as lessee, involving a certain parcel of real estate and appurtenant garage, furnace room, and parking facilities. This lease requires annual rental payments of $80,000, and after the initial term, it is renewable monthly under like conditions.

Termination of Money-Purchase Pension and Profit-Sharing Plans
--------------------------------------------------------------

Effective June 22, 1996, benefit accruals were frozen under the Company's money-purchase pension plan, and corporate contributions thereto ceased. The plan administrator determined that participants' compensation subsequent to June 22, 1996, would be disregarded for benefit accrual calculations; however, hours of service for determining participants' levels of vesting and entitlement would be credited through December 31, 1996. Effective January 1, 1997, this plan was to be merged with the Company's profit-sharing plan; however, by virtue of a resolution dated December 7, 1996, both plans were terminated on December 31, 1996.

                          R & A BENDER PROPERTY, LTD.

                               FINANCIAL REPORT

                               DECEMBER 31, 1995

                                CONTENTS

          ------------------------------------------------------
          INDEPENDENT AUDITOR'S REPORT ON
            THE FINANCIAL STATEMENTS                           1
          ------------------------------------------------------

          FINANCIAL STATEMENTS

            Balance Sheets                                     2

            Statements of Income                               3

            Statements of Changes in Partners' Equity          4

            Statements of Cash Flows                           5

            Notes to Financial Statements                  6 - 7

          ------------------------------------------------------

[LETTERHEAD OF BOYER & RITTER
 CERTIFIED PUBLIC ACCOUNTANTS
       APPEARS HERE]




                         INDEPENDENT AUDITOR'S REPORT


Partners
R & A Bender Property, Ltd.
Chambersburg, Pennsylvania


We have audited the accompanying balance sheets of R & A Bender Property, Ltd., as of December 31, 1995 and 1994, and the related statements of income, changes in partners' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of R & A Bender Property, Ltd., as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                               /s/ Boyer & Ritter


Chambersburg, Pennsylvania
December 27, 1996

R & A BENDER PROPERTY, LTD.


BALANCE SHEETS
December 31, 1995 and 1994


                                                          1995          1994
-------------------------------------------------------------------------------
ASSETS

Current Assets

  Cash                                               $   134,112    $  211,434

  Accounts receivable - R & A Bender, Inc.

    Royalties                                                 --         1,334
                                                     --------------------------
          Total current assets                           134,112       212,768
                                                     --------------------------

Property and Equipment                                   966,287       897,757
  Less accumulated depreciation                         (133,705)     (112,501)
                                                     --------------------------
                                                         832,582       785,256
                                                     --------------------------
                                                     $   966,694    $  998,024
                                                     ==========================



LIABILITIES AND PARTNERS' EQUITY

Current Liabilities

  Accounts payable - R & A Bender, Inc.              $      --      $   33,425
  Security deposits                                          350           350
                                                     --------------------------
          Total liabilities - all current                    350        33,775
                                                     --------------------------

Partners' Equity                                         966,344       964,249
                                                     --------------------------
                                                     $   966,694    $  998,024
                                                     ==========================

See Notes to Financial Statements.

R & A BENDER PROPERTY, LTD.


STATEMENTS OF INCOME
Years Ended December 31, 1995 and 1994


                                                           1995        1994
--------------------------------------------------------------------------------
Operating Revenues
  Rents
    R & A Bender, Inc.                                  $  167,750   $ 167,750
    Other                                                    6,900       7,150
  Royalties - R & A Bender, Inc.                           368,568     354,279
                                                       -------------------------
                                                           543,218     529,179

Operating Expenses
  Depreciation                                              21,204      20,369
  Real estate taxes                                         20,585      19,969
  Repairs and maintenance                                    1,207       1,249
  Supplies                                                      19        --
                                                       -------------------------
                                                            43,015      41,587
                                                       -------------------------
         Operating income                                  500,203     487,592


Other Income - Net                                           1,892        --
                                                       -------------------------
         Net income                                     $  502,095   $ 487,592
                                                       =========================

See Notes to Financial Statements.

R & A BENDER PROPERTY, LTD.


STATEMENTS OF CHANGES IN PARTNERS' EQUITY
Years Ended December 31, 1995 and 1994

                                                          1995           1994
--------------------------------------------------------------------------------
Partners' Equity
  Beginning                                          $   964,249    $  990,216

  Net income                                             502,095       487,592

  Partners' withdrawals                                 (500,000)     (513,559)
                                                    ----------------------------

  Ending                                             $   966,344    $  964,249
                                                    ============================

See Notes to Financial Statements.

R & A BENDER PROPERTY, LTD.


STATEMENTS OF CASH FLOWS
Years Ended December 31, 1995 and 1994


                                                                       1995         1994
---------------------------------------------------------------------------------------------
Cash Flows From Operating Activities
  Net income                                                     $    502,095   $   487,592
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation                                                       21,204        20,369
    Changes in assets and liabilities:
      Decrease in accounts receivable                                   1,334           222
      (Decrease) increase in accounts payable                         (33,425)        3,872
                                                                -----------------------------
          Net cash provided by operating activities                   491,208       512,055
                                                                -----------------------------

Cash Flows From Investing Activities
  Purchases of property and equipment                                 (68,530)      (56,808)
                                                                -----------------------------

Cash Flows From Financing Activities
  Partners' withdrawals                                              (500,000)     (513,559)
                                                                -----------------------------

          Net decrease in cash                                        (77,322)      (58,312)

Cash:
  Beginning                                                           211,434       269,746
                                                                -----------------------------
  Ending                                                         $    134,112   $   211,434
                                                                =============================

See Notes to Financial Statements.

R & A BENDER PROPERTY, LTD.


NOTES TO FINANCIAL STATEMENT
--------------------------------------------------------------------------------

Note 1.   Nature of Business and Significant Accounting Policies


Nature of Business:  R & A Bender Property, Ltd. was formed and duly registered
------------------
as a limited partnership on January 1, 1992, under the laws of the Commonwealth of Pennsylvania.

The Partnership leases land, landfill sites, and related buildings to R & A Bender, Inc., an affiliated Pennsylvania corporation, two shareholders of which own ninety-eight percent of the limited partnership. Rents and royalties earned under these year-to-year arrangements represent nearly one hundred percent of the limited partnership's operating revenues. See Note 4.

Use of Estimates:  The preparation of financial statements requires management
----------------
to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Bad Debts:  The Partnership expenses past-due accounts receivable when, in
---------
management's opinion, the Partnership no longer has any possibility of collection; recoveries of accounts previously written off are offset with bad debts expense in the year recovered (direct write-off method). Potential uncollectible accounts receivable at year-end are considered immaterial to total accounts receivable; therefore, an allowance for such losses has not been established.

Depreciation:  Property and equipment are stated at cost. Depreciation is
------------
provided in accordance with the straight-line and accelerated methods.

Income Taxes:  The entity is a limited partnership; consequently, the
------------
accompanying financial statements do not reflect Federal and state income taxes because responsibility for payment of said taxes belongs to the partners.

Cash Equivalents:  For purposes of the statements of cash flows, the Partnership
----------------
considers all highly-liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.


Note 2.   Cash

All deposits are maintained at one financial institution and are presented at carrying amounts in the accompanying balance sheets. Bank balances exceeded FDIC-insurable limits by $8,617 and $112,742, at December 31, 1995 and 1994, respectively.

R & A BENDER PROPERTY, LTD.


NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


Note 3.   Property and Equipment


Property and equipment consists of the following components:


                                                           1995        1994
--------------------------------------------------------------------------------
Land                                                    $  356,917   $ 305,447
Buildings                                                  607,974     590,914
Equipment                                                    1,396       1,396
                                                       -------------------------
                                                        $  966,287   $ 897,757
                                                       =========================

Note 4.   Subsequent Events

On December 10, 1996, the Partnership sold substantially all of its real estate for $4,000,000. In conjunction with this sale, real estate leases involving landfill site and related facilities were terminated with R & A Bender, Inc. See
Note 1.

Simultaneously, a new five-year lease was negotiated between the Partnership, as lessor, and R & A Bender, Inc., as lessee, involving a certain parcel of real estate and appurtenant garage, furnace room, and parking facilities. This lease requires annual rental payments of $80,000, and after the initial term, it is renewable monthly under like conditions.

R & A BENDER PROPERTY, LTD.


BALANCE SHEET
September 30, 1996


-------------------------------------------------------------------------
ASSETS
Current Assets
 Cash                                                      $     10,472
 Accounts receivable - R & A Bender, Inc.
    Rents                                                        30,333
    Royalties                                                   194,814
 Prepaid real estate taxes                                       13,247
                                                           --------------
            Total current assets                                248,866
                                                           --------------

Property and Equipment                                          966,287
  Less accumulated depreciation                                (149,754)
                                                           --------------
                                                                816,533
                                                           --------------
                                                           $  1,065,399
                                                           ==============

LIABILITIES AND PARTNERS' EQUITY
Liabilities - all current
  Security deposits                                        $        350

Partners' Equity                                              1,065,049
                                                           --------------
                                                           $  1,065,399
                                                           ==============


See Notes to Financial Statements

R & A BENDER PROPERTY, LTD.


STATEMENTS OF INCOME
Three Months and Nine Months Ended September 30, 1996


                                                  Three Months     Nine Months
                                                     Ended            Ended
                                                 Sept. 30, 1996   Sept. 30, 1996
--------------------------------------------------------------------------------
Operating Revenues
 Rents
   R & A Bender, Inc.                            $     41,938   $        125,812
   Other                                                1,725              8,710
 Royalties - R & A Bender, Inc.                        76,744            218,217
                                                 -------------------------------
                                                      120,407            352,739

Operating Expenses
 Depreciation                                           5,349             16,049
 Real estate taxes                                      4,416             13,248
 Repairs and maintenance                                   --                137
 Supplies                                                 900                900
                                                 -------------------------------
                                                       10,665             30,334
                                                 -------------------------------
       Operating income                               109,742            322,405

Other Income - Net                                                           500
                                                 -------------------------------
       Net income                                $    109,742   $        322,905
                                                 ===============================


See Notes to Financial Statements

R & A BENDER PROPERTY, LTD.


STATEMENTS OF CHANGES IN  PARTNERS' EQUITY
Three Months and Nine Months Ended September 30, 1996


                                              Three Months        Nine Months
                                                 Ended               Ended
                                             Sept. 30, 1996     Sept. 30, 1996
--------------------------------------------------------------------------------
Partners' Equity

 Beginning                                   $   1,040,307    $        966,344

 Net income                                        109,742             322,905

 Partners' withdrawals                             (85,000)           (224,200)
                                             -----------------------------------

 Ending                                      $   1,065,049    $      1,065,049
                                             ===================================



See Notes to Financial Statements

R & A BENDER PROPERTY, LTD.


STATEMENTS OF CASH FLOWS
Three Months and Nine Months Ended September 30, 1996


                                                       Three Months        Nine Months
                                                          Ended               Ended
                                                      Sept. 30, 1996     Sept. 30, 1996
-----------------------------------------------------------------------------------------
Cash Flows From Operating Activities
  Net income                                          $     109,742    $        322,905
  Adjustments to reconcile net income to net
    cash provided by operating activities:
    Depreciation                                              5,349              16,049
    Changes in assets and liabilities:
      (Increase) decrease in:
        Accounts receivable                                 (53,667)           (225,147)
        Prepaid real estate taxes                           (13,247)            (13,247)
                                                      -----------------------------------
          Net cash provided by operating activities          48,177             100,560
                                                      -----------------------------------

Cash Flows From Financing Activities
  Partners' withdrawals                                     (85,000)           (224,200)
                                                      -----------------------------------

          Net decrease in cash                              (36,823)           (123,640)

Cash:
  Beginning                                                  47,295             134,112
                                                      -----------------------------------
  Ending                                              $      10,472    $         10,472
                                                      ===================================

See Notes to Financial Statements

R & A BENDER PROPERTY, LTD.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


Note 1.  Nature of Business and Significant Accounting Policies


Nature of Business:    R & A Bender Property, Ltd. was formed and duly
------------------
registered as a limited partnership on January 1, 1992, under the laws of the Commonwealth of Pennsylvania.

The Partnership leases land, landfill sites, and related buildings to R & A Bender, Inc., an affiliated Pennsylvania corporation, two shareholders of which own ninety-eight percent of the limited partnership. Rents and royalties earned under these year-to-year arrangements represent nearly one hundred percent of the limited partnership's operating revenues. See Note 5.

Use of Estimates:   The preparation of financial statements requires management
----------------
to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Bad Debts:  The Partnership expenses past-due accounts receivable when, in
---------
management's opinion, the Partnership no longer has any possibility of collection; recoveries of accounts previously written off are offset with bad debts expense in the year recovered (direct write-off method). Potential uncollectible accounts receivable at year-end are considered immaterial to total accounts receivable; therefore, an allowance for such losses has not been established.

Depreciation:  Property and equipment are stated at cost.  Depreciation is
------------
provided in accordance with the straight-line and accelerated methods.

Income Taxes:  The entity is a limited partnership; consequently, the
------------
accompanying financial statements do not reflect Federal and state income taxes because responsibility for payment of said taxes belongs to the partners.

Cash Equivalents:  For purposes of the statements of cash flows, the Partnership
----------------
considers all highly-liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.


Note 2.  Cash


All deposits are maintained at one financial institution and are presented at carrying amounts in the accompanying balance sheet. Bank balances were entirely FDIC-insured at September 30, 1996.

R & A BENDER PROPERTY, LTD.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 3.  Property and Equipment


Property and equipment consists of the following components:

                                                                     Amount
--------------------------------------------------------------------------------
Land                                                                $   356,917
Buildings                                                               607,974
Equipment                                                                 1,396
                                                                    ------------
                                                                    $   966,287
                                                                    ============

Note 4.  Bonding Arrangements


Applicable Federal, state, and local laws require maintenance of certain closure, post-closure, performance, surety, and financial assurance bonds. Consequently, effective May 17, 1996, the Partnership and two affiliates, R & A Bender, Inc., and R & A Bender Sanitary Landfill, Inc., entered into a bonding agreement with Evergreen National Indemnity Company. In accordance with the bonding agreement, R & A Bender, Inc. will deposit with Farmers & Merchants Trust Company, escrow agent under an agreement dated September 1996, a minimum collateral value based upon an estimated closure and post-closure cost of $5,200,000. Depository requirements mandate an initial deposit of $1,500,000, and ten annual installments of $45,000. Interest on the initial and annual installments will be computed at an annual rate of 6.00%, compounded annually. If the ratio of closure to post-closure cost changes materially, depository requirements will be adjusted accordingly.


Note 5.  Subsequent Events


On December 10, 1996, the Partnership sold substantially all of its real estate for $4,000,000. In conjunction with this sale, real estate leases involving landfill site and related facilities were terminated with R & A Bender, Inc. See Note 1.

Simultaneously, a new five-year lease was negotiated between the Partnership, as lessor, and R & A Bender, Inc., as lessee, involving a certain parcel of real estate and appurtenant garage, furnace room, and parking facilities. This lease requires annual rental payments of $80,000, and after the initial term, it is renewable monthly under like conditions.

 UNAUDITED PRO FORMA CONSOLIDATED SUMMARY OF OPERATIONS FOR THE YEAR ENDED JUNE
  30, 1996 AND THREE MONTHS ENDED SEPTEMBER 30, 1996.

     The following unaudited pro forma consolidated Statements of Operations for the year ended June 30, 1996 and the three months ended September 30, 1996 give effect to (i) the acquisition of Allied Environmental Services, Inc. and Affiliates ("Allied") for consideration of $700,000 in Eastern Environmental Services, Inc. common stock at an assumed fair market value of $6.00 per share,
(ii) the acquisition of Super Kwik, Inc. ("Super Kwik") and Waste Maintenance Services, Inc. ("Maintenance") pursuant to the terms of an Agreement of Merger, and (iii) the acquisition of R & A Bender, Inc. and certain real estate owned by R & A Bender Property, Ltd ("Bender") for consideration of $16,483,510 in cash and $1,000,000 in Eastern Environmental Services, Inc. common stock at a fair market value of $9.375 per share. The Shareholders of Super Kwik and Maintenance received 2,308,176 shares of the Registrant's common stock in exchange for all issued and outstanding shares of Super Kwik and Maintenance. The above transactions are presented as if they had occurred on July 1, 1995. The Super Kwik and Maintenance acquisition is accounted for as a "pooling of interests," and as a result, no material pro forma adjustments were deemed necessary to reflect the results of operations on a consolidated basis for this acquisition.

     The following unaudited pro forma financial data may not be indicative of what the results of operations of Eastern Environmental Services, Inc. would have been, had the transactions to which such data gives effect had been completed on the date assumed, nor are such data necessarily indicative of the results of operations of Eastern Environmental Services, Inc. that may exist in the future. The following unaudited pro forma information should be read in conjunction with the notes thereto, the other pro forma financial statements and notes thereto, and the historical financial statements and notes of Eastern Environmental Services, Inc. as filed in the Company's annual report filed on Form 10-K for the three years ended June 30, 1996 and the historical financial statements of R & A Bender, Inc. and R & A Property, Ltd. appearing elsewhere in this filing.

           UNAUDITED FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR
                         THE YEAR ENDED JUNE 30, 1996


                                                            Super Kwik,
                              Eastern          Allied          Inc.                        R&A
                           Environmental   Environmental     And Waste       R&A          Bender         Pro Forma      Pro Forma
                           Services, Inc.  Services, Inc.    Management    Bender,Inc.  Property, Ltd.  Adjustments    Consolidated
                          ---------------  --------------   ------------   -----------  --------------  -----------    ------------
Revenues                     $ 7,632,503     $10,549,739    $20,521,676     $8,454,211    $490,270      $ (183,919) (7) $46,981,110
                                                                                                          (483,370) (8)
                                                                                                         ----------
                                                                                                          (667,289)

                                                                                                          (734,001) (2)
                                                                                                          (390,709) (7)
                                                                                                        ----------
Cost of revenues               6,857,418       8,211,825     15,393,721      5,812,906          --      (1,124,710)      35,151,160
                             -----------     -----------    -----------     ----------    --------      ----------       ----------
Gross profit                     775,085       2,337,914      5,127,955      2,641,305     490,270         457,421       11,829,950

                                                                                                          (137,032) (1)
                                                                                                           172,515  (2)
                                                                                                          (885,723) (3)
                                                                                                          (797,459) (5)
                                                                                                          (483,370) (8)
Selling, general and                                                                                        (9,807) (7)
                                                                                                        ----------
  administrative expenses      3,853,145       3,231,358      4,992,880      2,703,425      41,954      (2,140,876)      12,681,886
                             -----------     -----------    -----------     ----------    --------      ----------       ----------

Operating loss income         (3,078,060)       (893,444)       135,075         62,120     448,316       2,598,297         (851,936)

Interest expense                (153,428)       (108,881)      (439,074)      (113,115)                 (1,168,191) (6)  (1,982,689)

Other (expense) income          (268,555)     (2,820,058)         9,599        277,518       3,032       1,817,733  (4)      21,594
                             -----------     -----------    -----------     ----------    --------      ----------       ----------
(Loss) income before

   income taxes (benefit)     (3,500,043)     (1,817,733)      (294,400)       102,283     451,348       3,247,839       (2,813,031)

Income taxes (benefit)                --              --        (12,087)            --          --              --          (12,087)
                             -----------     -----------    -----------     ----------    --------      ----------       ----------

Net (loss) income            $(3,500,043)    $(2,820,058)   $  (282,313)      $102,283    $451,348      $3,247,839      $(2,800,944)
                             ===========     ===========    ===========     ==========    ========      ==========       ===========

Weighted average number

  of shares outstanding                                                                                             (9)  (8,103,463)

Loss per share                                                                                                                $(.35)
                                                                                                                         ===========

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR
                              ENDED JUNE 30, 1996

     (1) To adjust depreciation and amortization expense for the change in the basis of property and equipment, net of historical depreciation and amortization of Allied Environmental Services, Inc. and affiliates had the purchase of the assets of Allied been completed on July 1, 1995.

     (2) To adjust depreciation and amortization expense for the change in the basis of property, equipment, landfill site costs and intangible assets as if the purchase of Bender had been completed on July 1, 1995 net of historical depreciation and amortization expense of R&A Bender, Inc. and R&A Bender Property, Ltd. and to reflect the Company's methodology of amortizing landfill site costs and closure and post-closure costs. Landfill site costs and closure and post-closure costs are amortized based upon consumed airspace using the unit-of-production method of airspace filled during the period in relation to estimates of total available airspace.

     (3) To eliminate intercompany administrative charges related directly to cost sharing arrangements provided by Allied's prior parent, which were terminated as a result of the purchase transaction. Such administrative services were absorbed by excess capacity of the Company and the Company has not hired additional employees to perform these administrative services.

     (4) To adjust for the write-off of certain intangible assets of Allied, to reflect the recording of purchase accounting as if the acquisition was consummated at the beginning of the year, whereby the Company would have assigned a value of zero to this intangible asset.

     (5) To reflect the decrease in Bender's selling, general and administrative expenses consisting of contractual reductions to former owners' salaries of $606,815, and for the termination of R&A Bender's Profit Sharing Plan of $190,644. The contractual reduction in owner salaries and the terminating of R&A Bender's profit sharing plan were directly attributable to the acquisition transaction.

     (6) To record additional interest expense of $1,168,191 from borrowings (at the Company's average borrowing rate of 8%) under the Company's Revolving Credit Facility of $15.8 million incurred to consummate the acquisition of Bender, net of historical interest expense of $113,115.

     (7) To reflect the elimination of revenues and operating expenses relating to certain operations of Bender not acquired by EESI.

     (8) To reflect the elimination of intercompany rental revenues and expense between R&A Bender, Inc. and R&A Bender Property, Ltd.

     (9) For the purposes of determining pro forma earnings per share, the issuance of 116,667 and 106,667 shares of common stock as consideration for the purchase of assets of Allied and the stock of R&A Bender, Inc., were considered to have been outstanding from July 1, 1995.

         UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR
                   THE THREE MONTHS ENDED SEPTEMBER 30, 1996

                                           Eastern
                                       ---------------
                                        Environmental        R&A            R&A         Pro Forma           Pro Forma
                                       ---------------  -------------  --------------  ------------       -------------
                                       Services, Inc.   Bender, Inc.   Property, Ltd.  Adjustments        Consolidated
                                       ---------------  -------------  --------------  ------------       -------------
Revenues                                   $10,583,977     $2,166,470         $120,407    $ (36,079)  (4)   $12,716,093
                                                                                           (118,682)  (5)
                                                                                          ---------
                                                                                           (154,761)

                                                                                           (103,457)  (1)
                                                                                            (99,331)  (4)
                                                                                          ---------
Cost of revenues                             7,993,006      1,357,924              900     (202,788)          9,149,042

                                                                                             43,129   (1)
                                                                                           (107,464)  (2)
                                                                                           (118,682)  (5)
                                                                                             (3,085)  (4)
                                                                                          ---------
 Selling, general and
   administrative expenses                   1,952,001        649,704            9,765     (186,102)          2,425,368
Merger costs                                 1,856,340             --               --           --           1,856,340
                                           -----------     ----------         --------    ---------         -----------

Operating (loss) income                     (1,217,370)       158,842          109,742      234,129            (714,657)

Interest expense                              (147,859)       (20,311)              --     (300,015)  (3)      (468,185)
Other income                                    88,269        245,244               --            0             333,513
                                           -----------     ----------         --------    ---------         -----------
(Loss) earnings before income taxes         (1,276,960)       383,775          109,742      (65,886)           (849,329)

Income tax expense                             673,000              0               --            0             673,000   (7)
                                           -----------     ----------         --------    ---------         -----------
Net (loss) income                          $(1,949,960)    $  383,775         $109,742    $ (65,886)        $(1,522,329)
                                           ===========     ==========         ========    =========         ===========

Loss per share                                                                                                   $(.14)
                                                                                                            ===========

Weighted average number
   of shares outstanding                                                                                     10,955,698   (6)
                                                                                                            ===========

          NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR
                   THE THREE MONTHS ENDED SEPTEMBER 30, 1996


     (1) To adjust depreciation and amortization expense for the change in the basis of property, equipment, landfill site costs and intangible assets as if the purchase of Bender had been completed on July 1, 1995 net of historical depreciation and amortization expense of R&A Bender, Inc. and R&A Bender Property, Ltd. and to reflect the Company's methodology of amortizing landfill site costs and closure and post-closure costs. Landfill site costs and closure and post-closure costs are amortized based upon consumed airspace using the unit-or-production method of airspace filled during the period in relation to estimates of total available airspace.

     (2) To reflect the decrease in Bender's selling, general and administrative expenses consisting of a contractual reduction made to the former owners' salaries of $107,464. The contracted reduction in owner salaries was directly attributable to the acquisition transaction.

     (3) To record additional interest expense of $300,015 resulting from borrowings under the Company's Revolving Credit Facility of $15.8 million incurred to consummate the acquisition of R&A Bender, net of historical interest expense of $20,311.

     (4) To reflect the elimination of revenues and operating expenses relating to certain operations of Bender not acquired by EESI.

     (5) To reflect the elimination of intercompany rental revenues and expenses between R&A Bender, Inc. and R&A Bender Property, Ltd.

     (6) For the purposes of determining pro forma earnings per share, the issuance of 63,066 shares of common stock as partial consideration for the purchase of the stock of R&A Bender, Inc., was considered to have been outstanding from July 1, 1996.

     (7) The recorded tax provisions included $660,000 reflecting the recording of a deferred tax provision as of the date of the Super Kwik merger at which time the entities's Corporation election was terminated.

                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS
                           AS OF SEPTEMBER 30, 1996

     The following unaudited pro forma consolidated balance sheets as of September 30, 1996 give effect to (i) the acquisition of Allied Environmental Services, Inc. and Affiliates ("Allied") for consideration of approximately $700,000 in Eastern Environmental Services, Inc. common stock at an assumed fair market value of $6.00 per share; (ii) the acquisition of Super Kwik, Inc. and Waste Maintenance Services, Inc. pursuant to the terms of an Agreement of Merger, (iii) the completion on August 9, 1996 of the private placement of Eastern Environmental Services, Inc. ("EESI") stock, providing net proceeds of $9,275,752 after issuance expense of $724,248, and (iv) the acquisition of R & A Bender, Inc. and certain real estate owned by R & A Bender Property, Ltd. ("Bender") for consideration of $16,483,510 in cash and $1,000,000 in Eastern Environmental Services, Inc. common stock at a fair market value of $9.375 per share. The above transactions are presented as if they had occurred on June 30, 1996.

     The following unaudited pro forma financial data may not be indicative of what the financial condition of EESI would have been, had the transactions to which such data gives effect been completed on the date assumed, nor are such data necessarily indicative of the financial condition of EESI that may exist in the future. The following unaudited pro forma information should be read in conjunction with the notes thereto, the other pro forma financial statements and notes thereto, and the historical financial statements and notes of Eastern Environmental Services, Inc. as filed in the Company's annual report filed on Form 10-K for the three years ended June 30, 1996 and the historical financial statements of R & A Bender, Inc. and R & A Bender Property, Ltd. appearing elsewhere in this filing.

                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                           AS OF SEPTEMBER 30, 1996

                                   EASTERN
                                 ENVIRONMENTAL        R & A           R&A BENDER        PRO FORMA          PRO FORMA
                                 SERVICES, INC.    BENDER, INC.     PROPERTY, LTD.     ADJUSTMENTS        CONSOLIDATED
                                 --------------    ------------     --------------     -----------        -------------
ASSETS

CURRENT ASSETS:
   Cash and cash
    equivalents                $ 7,590,920       $ 1,742,824          10,472     $(1,298,424)  (1)(2)     $ 8,045,792
   Accounts receivable,
    net of allowance             5,517,943           740,006         225,147          73,865   (2)(3)       6,556,961
   Deferred income taxes           372,445                                                                    372,445
   Tax refund receivable            74,467                                                                     74,467
   Prepaid expenses and
    other current assets           904,098           230,645          13,247         291,655    (2)         1,439,645
                               ------------      -----------     -----------     ------------             ------------
TOTAL CURRENT ASSETS            14,459,873         2,713,475         248,866        (932,904)              16,489,310

Net property and equipment      19,916,046         5,084,347         816,533      12,243,982    (2)        38,060,908

Assets held for resale             859,262                                            64,300    (2)           923,562
Excess cost over fair
 market value of net assets
 acquired, net of
 accumulated amortization        2,873,290           121,876                       6,555,049                9,550,215
Other Intangible assets,
 net of accumulated
 amortization                      687,836                                           250,000    (2)           937,836
Notes receivable from
 shareholders/officers             433,577                                                                    433,577
Other assets, including
 restricted cash
 on deposit for landfill
 closure and insurance
  bonding                          578,470         1,806,172                        (306,172)   (2)         2,078,470
                               ------------      -----------     -----------     ------------             ------------
TOTAL ASSETS                   $39,808,354       $ 9,725,870     $ 1,065,399     $17,874,255              $68,473,878
                               ============      ===========     ===========     ============             ============


LIABILITIES AND
STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

 Short-term borrowings         $   458,000       $        --                     $   690,080    (2)       $ 1,148,080
 Current maturities on
    long-term debt                 288,176           993,820                        (607,458)   (2)           674,538
 Current maturities on
    capital lease
    obligations                  1,610,748                                                                  1,610,748
 Accounts payable                4,366,388           163,932                         309,895    (2)         4,840,215
 Accrued expenses                3,855,498           853,454             350       2,652,002   (2)(3)       7,361,304
 Income taxes payable               69,080                                                                     69,080
 Current portion of
  accrued landfill
  closure, post-
  closure and other
  environmental costs              870,000                                           200,000    (2)         1,070,000
                               ------------       ----------     -----------     ------------             ------------
TOTAL CURRENT LIABILITIES       11,517,890         2,011,206             350       3,244,519               16,773,965

Deferred income taxes            1,176,062                                           972,000    (2)         2,148,062
Long-term debt and
 obligations under capital
 leases                          6,605,471            97,395                      15,840,054   (1)(2)      22,542,920
Accrued landfill closure,
 post-closure and other
 environmental costs             2,100,526         3,686,427                       1,813,573    (2)         7,600,526

Stockholders' equity:

  Common Stock                     115,675            21,000                         (19,933)   (2)           116,742
  Additional paid-in
   capital                      21,213,714            19,000                         979,933    (2)        22,212,647
  Retained earnings
   (deficit)                    (2,844,725)        3,890,842       1,065,049      (4,955,891)   (2)        (2,844,725)
                               ------------      -----------     -----------     ------------             ------------
                                18,484,664         3,930,842       1,065,049      (3,995,891)              19,484,664
  Less treasury stock at
   cost -39,100 common shares      (76,259)                                                                   (76,259)
                               ------------      -----------     -----------     ------------             ------------
  Total stockholders' equity    18,408,405         3,930,842       1,065,049      (3,995,891)              19,408,405

TOTAL LIABILITIES AND
 STOCKHOLDERS' EQUITY          $39,808,354       $ 9,725,870     $ 1,065,399     $17,874,255              $68,473,878
                               ============      ===========     ===========     ============             ============

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                           AS OF SEPTEMBER 30, 1996

   1.) To record borrowings of $15,818,595 under EESI's Revolving Credit
       Facility necessary to effect the acquisition of R & A Bender, Inc. and certain real estate owned by R & A Bender Property, Ltd.

   2.) Reflects the acquisition of the stock of R&A Bender, Inc. and certain real estate owned by R&A Bender Property, Ltd. accounted for using the purchase method. Pursuant to the terms of the Agreement for the Sale and Purchase of Stock and Real Estate, substantially all the property, equipment, intangible assets, other assets, working capital and long term debt was acquired for consideration of approximately $16.5 million in cash and 106,667 shares of the Registrant's common stock valued at $9.375 per share (the closing price of the Registrant's common stock on December 2, 1996.) The Company also assumed approximately $1.2 million of long term debt outstanding at the closing date. With respect to the closure and post-closure liabilities, the Company recorded $1.5 million liability at the date of the acquisition representing the Company's estimate of closure and post-closure liability for the entire site utilizing engineering studies and state requirements as compared to the percentage of airspace utilized to the date of the acquisition. The Company also accrued a $4.2 million liability for certain waste relocating costs as required by the Pennsylvania Department of Environmental Resources. The excess purchase price over the estimated fair value of the net assets acquired is being amortized on a straight-line basis for forty (40) years from the date of acquisition. The preliminary allocation of the purchase price is as follows:


              Property, equipment and landfill
               site.................................  $18,144,862

              Current assets acquired...............    3,529,437

              Other assets acquired.................       64,300

              Excess cost over fair market value
               of net assets acquired...............    6,676,925

              Other identifiable intangible assets..      250,000

              Other liabilities.....................   (4,286,718)

              Landfill closure, post-closure, and
               other environmental costs............   (5,700,000)

              Debt and capitalized lease
               obligations..........................   (1,195,296)
                                                      ------------
                                                      $17,483,510
                                                      ============

  The pro forma adjustment to record the purchase price of Bender is net of the following assets and liabilities not assumed based on the September 30, 1996 balance sheet:


                   Property and equipment, net...... $ 409,360

                   Current assets...................   310,660

                   Other assets.....................   131,026

                   Debt.............................  (660,350)

                   Other liabilities................  (270,405)
                                                     ----------

                   Net liabilities not assumed...... $ (79,709)
                                                     ==========

   3.) To reflect the elimination of $225,147 of intercompany balances between R&A Bender, Inc. and R&A Bender Property, Ltd.